UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2020
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PAE INCORPORATED

(Exact Name of Registrant Specified in Charter)
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Delaware	001-38643	82-3173473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North
Falls Church, Virginia                        22043
(Address of principal executive offices)                 (zip code)

(703) 717-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	PAE	Nasdaq Stock Market
Warrants	PAEWW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on October 26, 2020, Pacific Architects and Engineers, LLC, a Delaware limited liability company (the “Purchaser”), an indirect wholly owned subsidiary of PAE Incorporated (the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) by and among the Purchaser, CENTRA Technology, Inc., a Maryland corporation (“CENTRA”), certain stockholders of CENTRA, and Barbara Rosenbaum as the sellers representative. Pursuant to the Stock Purchase Agreement, the Purchaser agreed to acquire all of the shares of CENTRA for approximately $208 million (net of tax benefits) in cash, subject to customary purchase price adjustments as set forth in the Stock Purchase Agreement (the “Acquisition”).

On November 20, 2020, the Purchaser completed the Acquisition of all of the shares of CENTRA. Also, on November 20, 2020, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of PAE Incorporated issued November 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020	PAE INCORPORATED

	By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Executive Vice President, General Counsel and Secretary